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                                                                    Exhibit 24.2
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                        Consent of KPMG Peat Marwick LLP

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                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors
The CIT Group Holdings, Inc.:

We consent to the use of our reports dated January 18, 1994, relating to the consolidated balance sheets of The CIT Group Holdings, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, and the related schedule for each of the years in the three-year period ended December 31, 1993, incorporated by reference in Registration Statement No. 33-85224 which includes Amendment No. 1 to combined Form S-11 and Form S-3 of The CIT Group Securitization Corporation II and The CIT Group Holdings, Inc., which reports appear in the December 31, 1993 Annual Report on Form 10-K of The CIT Group Holdings, Inc., and to the reference to our firm under the heading "Experts" in the Registration Statement.

Our report on the consolidated financial statements refers to a change in the method of accounting for postretirement benefits other than pensions in 1993.



                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP

Short Hills, New Jersey
December 21, 1994



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